                  ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-C

               6.25% Class A-1 Automobile Receivables-Backed Notes 6.90% Class A-2 Automobile Receivables-Backed Notes 7.20% Class A-3 Automobile Receivables-Backed Notes








                                    INDENTURE


                          Dated as of September 1, 1999









                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                     Trustee and Indenture Collateral Agent


                              CROSS REFERENCE TABLE
   TIA                                                                  Indenture
SECTION                                                                 SECTION
-------                                                                 ---------
310(a)(1)...........................................................    6.11
     (a)(2).........................................................    6.11
     (a)(3).........................................................    6.10
     (a)(4).........................................................    N.A.2
     (a)(5).........................................................    6.11
     (b)............................................................    6.08; 6.11
     (c)............................................................    N.A.
311(a)..............................................................    6.12
     (b)............................................................    6.12
     (c)............................................................    N.A.
312(a)..............................................................    7.01
     (b)............................................................    7.02
     (c)............................................................    7.02
313(a)..............................................................    7.04
     (b)(1).........................................................    7.04
     (b)(2).........................................................    7.04
     (c)............................................................    11.05
     (d)............................................................    7.04
314(a)..............................................................    7.03
     (b)............................................................    3.06;
11.15
     (c)(1).........................................................    11.01
     (c)(2).........................................................    11.01
     (c)(3).........................................................    11.01
     (d)............................................................    11.01
     (e)............................................................    11.01
     (f)............................................................    11.01
315(a)..............................................................    6.01
     (b)............................................................    6.05;
11.05
     (c)............................................................    6.01
     (d)............................................................    6.01
     (e)............................................................    5.14
316(a)(last sentence)...............................................    1.01
     (a)(1)(A)......................................................    5.12
     (a)(1)(B)......................................................    5.13
     (a)(2).........................................................    N.A.
     (b)............................................................    5.08
     (c)............................................................    N.A.
317(a)(1)...........................................................    5.03
     (a)(2).........................................................    5.03
     (b)............................................................    3.03
318(a)..............................................................    11.07


1 Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
2    N.A. means Not Applicable.


                                TABLE OF CONTENTS
                                                                                          Page

ARTICLE I

         DEFINITIONS AND INCORPORATION BY REFERENCE..........................................3
         SECTION 1.01.  DEFINITIONS..........................................................3
         SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...................13
         SECTION 1.03.  RULES OF CONSTRUCTION...............................................13

ARTICLE II

         THE NOTES..........................................................................14
         SECTION 2.01.  FORM................................................................14
         SECTION 2.02.  EXECUTION, AUTHENTICATION AND DELIVERY..............................14
         SECTION 2.03.  TEMPORARY NOTES.....................................................15
         SECTION 2.04.  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.................15
         SECTION 2.05.  MUTILATED, DESTROYED, LOST OR STOLEN NOTES..........................17
         SECTION 2.06.  PERSON DEEMED OWNER.................................................17
         SECTION 2.07.  PAYMENT OF PRINCIPAL AND INTEREST...................................18
         SECTION 2.08.  CANCELLATION........................................................19
         SECTION 2.09.  BOOK-ENTRY NOTES....................................................19
         SECTION 2.10.  NOTICES TO DEPOSITORY...............................................20
         SECTION 2.11.  DEFINITIVE NOTES....................................................20

ARTICLE III

         COVENANTS..........................................................................20
         SECTION 3.01.  PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM..........................20
         SECTION 3.02.  MAINTENANCE OF OFFICE OR AGENCY.....................................21
         SECTION 3.03.  MONEY FOR PAYMENTS TO BE HELD IN TRUST..............................21
         SECTION 3.04.  EXISTENCE...........................................................23
         SECTION 3.05.  PROTECTION OF TRUST ESTATE..........................................23
         SECTION 3.06.  OPINIONS AS TO TRUST ESTATE.........................................24
         SECTION 3.07.  PERFORMANCE OF OBLIGATIONS; SERVICING OF RECEIVABLES................24
         SECTION 3.08.  NEGATIVE COVENANTS..................................................25
         SECTION 3.09.  ANNUAL STATEMENT AS TO COMPLIANCE...................................26
         SECTION 3.10.  ISSUER MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS..................26
         SECTION 3.11.  SUCCESSOR OR TRANSFEREE.............................................29
         SECTION 3.12.  NO OTHER BUSINESS...................................................29
         SECTION 3.13.  NO BORROWING........................................................29
         SECTION 3.14.  SERVICER'S OBLIGATIONS..............................................29
         SECTION 3.15.  GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES...................29
         SECTION 3.16.  CAPITAL EXPENDITURES................................................30
         SECTION 3.17.  RESTRICTED PAYMENTS.................................................30
         SECTION 3.18.  NOTICE OF EVENTS OF DEFAULT.........................................30
         SECTION 3.19.  FURTHER INSTRUMENTS AND ACTS........................................30
         SECTION 3.20.  COMPLIANCE WITH LAWS................................................30
         SECTION 3.21.  AMENDMENTS OF SALE AND


                                      - i -

                  SERVICING AGREEMENT AND TRUST AGREEMENT...................................30
         SECTION 3.22.  REMOVAL OF ADMINISTRATOR............................................30
         SECTION 3.23.  INCOME TAX CHARACTERIZATION.........................................31

ARTICLE IV

         SATISFACTION AND DISCHARGE.........................................................31
         SECTION 4.01.  SATISFACTION AND DISCHARGE OF INDENTURE.............................31
         SECTION 4.02.  APPLICATION OF TRUST MONEY..........................................32
         SECTION 4.03.  REPAYMENT OF MONEYS HELD BY PAYING AGENT............................32
         SECTION 4.04.  RELEASE OF TRUST ESTATE.............................................32

ARTICLE V

         REMEDIES...........................................................................33
         SECTION 5.01.  EVENTS OF DEFAULT...................................................33
         SECTION 5.02.  RIGHTS UPON EVENT OF DEFAULT........................................34
         SECTION 5.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE;
                  AUTHORITY OF CONTROLLING PARTY............................................35
         SECTION 5.04.  REMEDIES............................................................38
         SECTION 5.05.  OPTIONAL PRESERVATION OF THE RECEIVABLES............................39
         SECTION 5.06.  PRIORITIES..........................................................39
         SECTION 5.07.  LIMITATION OF SUITS.................................................40
         SECTION 5.08.  UNCONDITIONAL RIGHTS OF NOTEHOLDERS
                  TO RECEIVE PRINCIPAL AND INTEREST.........................................41
         SECTION 5.09.  RESTORATION OF RIGHTS AND REMEDIES..................................41
         SECTION 5.10.  RIGHTS AND REMEDIES CUMULATIVE......................................42
         SECTION 5.11.  DELAY OR OMISSION NOT A WAIVER......................................42
         SECTION 5.12.  CONTROL BY NOTEHOLDERS..............................................42
         SECTION 5.13.  WAIVER OF PAST DEFAULTS.............................................43
         SECTION 5.14.  UNDERTAKING FOR COSTS...............................................43
         SECTION 5.15.  WAIVER OF STAY OR EXTENSION LAWS....................................43
         SECTION 5.16.  ACTION ON NOTES.....................................................43
         SECTION 5.17.  PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS..................44
         SECTION 5.18.  CLAIMS UNDER NOTE POLICY............................................45
         SECTION 5.19.  PREFERENCE CLAIMS...................................................46

ARTICLE VI

         THE TRUSTEE AND THE INDENTURE COLLATERAL AGENT.....................................47
         SECTION 6.01.  DUTIES OF TRUSTEE...................................................47
         SECTION 6.02.  RIGHTS OF TRUSTEE...................................................50
         SECTION 6.03.  INDIVIDUAL RIGHTS OF TRUSTEE........................................51
         SECTION 6.04.  TRUSTEE'S DISCLAIMER................................................51
         SECTION 6.05.  NOTICE OF DEFAULTS..................................................51
         SECTION 6.06.  REPORTS BY TRUSTEE TO HOLDERS.......................................52
         SECTION 6.07.  COMPENSATION AND INDEMNITY..........................................52
         SECTION 6.08.  REPLACEMENT OF TRUSTEE..............................................53
         SECTION 6.09.  SUCCESSOR TRUSTEE BY MERGER.........................................54


                                     - ii -

         SECTION 6.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.......................55
         SECTION 6.11.  ELIGIBILITY; DISQUALIFICATION.......................................56
         SECTION 6.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER....................56
         SECTION 6.13.  APPOINTMENT AND POWERS..............................................56
         SECTION 6.14.  PERFORMANCE OF DUTIES...............................................57
         SECTION 6.15.  LIMITATION ON LIABILITY.............................................57
         SECTION 6.16.  RELIANCE UPON DOCUMENTS.............................................57
         SECTION 6.17.  SUCCESSOR INDENTURE COLLATERAL AGENT................................58
         SECTION 6.18.  COMPENSATION AND INDEMNITY..........................................59
         SECTION 6.19.  REPRESENTATIONS AND WARRANTIES OF THE INDENTURE COLLATERAL AGENT....60
         SECTION 6.20.  WAIVER OF SETOFFS...................................................60
         SECTION 6.21.  CONTROL BY THE CONTROLLING PARTY....................................61

ARTICLE VII

         NOTEHOLDERS' LISTS AND REPORTS.....................................................61
         SECTION 7.01.  ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES TO NOTEHOLDERS........61
         SECTION 7.02.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS..........61
         SECTION 7.03.  REPORTS BY ISSUER...................................................62
         SECTION 7.04.  REPORTS BY TRUSTEE..................................................62

ARTICLE VIII

         ACCOUNTS, DISBURSEMENTS AND RELEASES...............................................62
         SECTION 8.01.  COLLECTION OF MONEY.................................................62
         SECTION 8.02.  TRUST ACCOUNTS......................................................63
         SECTION 8.03.  GENERAL PROVISIONS REGARDING ACCOUNTS...............................64

ARTICLE IX

         SUPPLEMENTAL INDENTURES............................................................64
         SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS..............64
         SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.................65
         SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES................................67
         SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURE....................................67
         SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT.................................67
         SECTION 9.06.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.......................68

ARTICLE X

         REDEMPTION OF NOTES................................................................68
         SECTION 10.01.  REDEMPTION.........................................................68
         SECTION 10.02.  FORM OF REDEMPTION NOTICE..........................................69
         SECTION 10.03.  NOTES PAYABLE ON REDEMPTION DATE...................................69

ARTICLE XI

         MISCELLANEOUS......................................................................70
         SECTION 11.01.  COMPLIANCE CERTIFICATES AND OPINIONS, ETC..........................70
         SECTION 11.02.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.............................72
         SECTION 11.03.  ACTS OF NOTEHOLDERS................................................72
         SECTION 11.04.  NOTICES, ETC., TO TRUSTEE, ISSUER AND RATING AGENCIES..............73
         SECTION 11.05  NOTICES TO NOTEHOLDERS; WAIVER......................................74


                                     - iii -

         SECTION 11.06.  ALTERNATE PAYMENT AND NOTICE PROVISIONS............................75
         SECTION 11.07.  CONFLICT WITH TRUST INDENTURE ACT..................................75
         SECTION 11.08.  EFFECT OF HEADINGS AND TABLE OF CONTENTS...........................75
         SECTION 11.09.  SUCCESSORS AND ASSIGNS.............................................75
         SECTION 11.10.  SEVERABILITY.......................................................75
         SECTION 11.11.  BENEFITS OF INDENTURE..............................................75
         SECTION 11.12.  LEGAL HOLIDAYS.....................................................76
         SECTION 11.13.  GOVERNING LAW......................................................76
         SECTION 11.14.  COUNTERPARTS.......................................................76
         SECTION 11.15.  RECORDING OF INDENTURE.............................................76
         SECTION 11.16.  TRUST OBLIGATION...................................................76
         SECTION 11.17.  NO PETITION........................................................77
         SECTION 11.18.  INSPECTION.........................................................77
         SECTION 11.19.  LIMITATION OF LIABILITY............................................77
         SECTION 11.20.  NO SUBSTANTIVE REVIEW OF COMPLIANCE DOCUMENTS......................77

Exhibit A          --      Schedule of Receivables
Exhibit B          --      Form of Depository Agreement
Exhibit C-1        --      Form of Class A-1 Note
Exhibit C-2        --      Form of Class A-2 Note
Exhibit C-3        --      Form of Class A-3 Note
Exhibit D          --      Form of Note Policy
Exhibit E          --      Letter Agreement Between AFL and the Trustee

                  INDENTURE, dated as of September 1, 1999, between ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-C, a Delaware business trust (the "Issuer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, in its capacities as trustee (the "Trustee") and as Indenture Collateral Agent (as defined below) and not in its individual capacity.

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 6.25% Class A-1 Automobile Receivables- Backed Notes (the "Class A-1 Notes"), 6.90% Class A-2 Automobile Receivables-Backed Notes (the "Class A-2 Notes") and 7.20% Class A-3 Automobile Receivables-Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"):

                  As security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes, the Issuer has agreed to assign the Indenture Collateral (as defined below) as collateral to the Indenture Collateral Agent for the benefit of the Trustee on behalf of the Noteholders.

                  Financial Security Assurance Inc. (the "Security Insurer") has issued and delivered a financial guaranty insurance policy, dated the Closing Date (with endorsements, the "Note Policy"), pursuant to which the Security Insurer guarantees certain Scheduled Payments, as defined in the Note Policy.

                  As an inducement to the Security Insurer to issue and deliver the Note Policy, the Issuer and the Security Insurer have executed and delivered the Insurance and Indemnity Agreement, dated as of September 22, 1999 (as amended from time to time, the "Insurance Agreement"), among the Security Insurer, the Issuer, Arcadia Receivables Finance Corp. and Arcadia Financial Ltd.

                  As an additional inducement to the Security Insurer to issue the Note Policy, and as security for the performance by the Issuer of the Insurer Issuer Secured Obligations and as security for the performance by the Issuer of the Trustee Issuer Secured Obligations, the Issuer has agreed to assign the Indenture Collateral (as defined below) as collateral to the Indenture Collateral Agent for the benefit of the Issuer Secured Parties, as their respective interests may appear.

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Collateral Agent at the Closing Date, on behalf of and for the benefit of the Issuer Secured Parties to secure the performance of the respective Issuer Secured Obligations, all of the Issuer's right, title and interest now owned or hereafter acquired in and to
(a) the Initial Receivables and all moneys paid or payable thereon or in respect thereof after the Initial Cutoff Date (including amounts due on or before the Initial Cutoff Date but received by AFL, the Seller or the Issuer after the Initial Cutoff Date); (b) the Subsequent Receivables and all moneys paid or payable thereon or in respect thereof after the related Subsequent Cutoff Date (including amounts due on or before the related Subsequent Cutoff Date but received by AFL, the Seller or the Issuer after the related Subsequent Cutoff Date); (c) an assignment of the security interests of AFL in the Financed Vehicles; (d) the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Receivables; (e) an assignment of the rights of AFL or the Seller against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, (f) all items contained in the Receivable Files and any and all other documents that AFL keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles, (g) an assignment of the rights of the Seller under the Purchase Agreement and each Subsequent Purchase Agreement, (h) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable, (i) the Trust Accounts and all funds on deposit therein from time to time, and in all investments and proceeds thereof (including all income thereon), (j) the Purchase Agreement and each Subsequent Purchase Agreement, including the right assigned to the Issuer to cause AFL to repurchase Receivables from the Seller under certain circumstances, (k) the Sale and Servicing Agreement and each Subsequent Transfer Agreement (including all rights of the Seller under the Purchase Agreement and each Subsequent Purchase Agreement assigned to the Issuer pursuant to the Sale and Servicing Agreement), and (l) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Indenture Collateral").

                  The Indenture Collateral Agent, for the benefit of the Trustee on behalf of the Holders of the Notes and for the benefit of the Security 4Insurer acknowledges such Grant. The Trustee on behalf of the Holders of the Notes accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.  DEFINITIONS.

                  (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

                  "ACT" has the meaning specified in Section 11.03(a).

                  "ADMINISTRATOR" has the meaning specified therefor in the Trust Agreement.

                  "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AUTHORIZED OFFICER" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "BOOK-ENTRY NOTE" means any Note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

                  "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee, successor Trustee or successor Indenture Collateral Agent are authorized or obligated by law, executive order or governmental decree to remain closed.

                  "CERTIFICATE OF TRUST" means the Certificate of Trust of the Issuer substantially in the form of Exhibit A to the Trust Agreement.

                  "CLASS A-1 INTEREST RATE" means 6.25% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "CLASS A-2 INTEREST RATE" means 6.90% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "CLASS A-3 INTEREST RATE" means 7.20% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "CLASS A-1 NOTES" means the 6.25% Class A-1 Automobile Receivables-Backed Notes substantially in the form of Exhibit C-1.

                  "CLASS A-2 NOTES" means the 6.90% Class A-2 Automobile Receivables-Backed Notes substantially in the form of Exhibit C-2.

                  "CLASS A-3 NOTES" means the 7.20% Class A-3 Automobile Receivables-Backed Notes substantially in the form of Exhibit C-3.

                  "CLOSING DATE" means September 22, 1999.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "CONTROLLING PARTY" means the Security Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Trustee, for so long as an Insurer Default shall have occurred and be continuing.

                  "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of this Agreement is located at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, MN 55479,
Attention: Corporate Trust Services--Asset Backed Administration; or at such other address as the Trustee may designate from time to time by notice to the Noteholders, the Security Insurer and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholders, the Security Insurer and the Issuer).

                  "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "DEFINITIVE NOTES" has the meaning specified in Section 2.09.

                  "DEPOSITORY" means the initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of $242,000,000 in aggregate principal amount of the Class A-1 Notes, $150,000,000 in aggregate principal amount of the Class A-2 Notes and $208,000,000 in aggregate principal amount of the Class A-3 Notes as of the Closing Date, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the New York UCC.

                  "DEPOSITORY AGREEMENT" means the agreement among the Issuer, the Trustee and The Depository Trust Company, as the initial Depository, dated as of the Closing Date, relating to the Notes substantially in the form of Exhibit B.

                  "DEPOSITORY PARTICIPANT" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, any Responsible Officer, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Indenture Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Note Register.

                  "INDEBTEDNESS" means, with respect to any Person at any time,
(a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  "INDENTURE" means this Indenture as amended or supplemented from time to time.

                  "INDENTURE COLLATERAL" has the meaning specified in the Granting Clause of this Indenture.

                  "INDENTURE COLLATERAL AGENT" means, initially, Norwest Bank Minnesota, National Association, in its capacity as collateral agent on behalf of the Issuer Secured Parties, including its successors in interest, until and unless and a successor Person shall have become the Indenture Collateral Agent pursuant to Section 6.17 hereof, and thereafter "Indenture Collateral Agent" shall mean such successor Person.

                  "INDEPENDENT" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Indenture Collateral Agent under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Collateral Agent in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  "INSURANCE AGREEMENT INDENTURE CROSS DEFAULT" has the meaning specified therefor in the Insurance Agreement.

                  "INSURER ISSUER SECURED OBLIGATIONS" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Security Insurer under this Indenture, the Insurance Agreement or any other Related Document.

                  "INTEREST RATE" means the Class A-1 Interest Rate, the Class A-2 Interest Rate and the Class A-3 Interest Rate, as applicable.

                  "ISSUER" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

                  "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

                  "ISSUER SECURED OBLIGATIONS" means the Insurer Issuer Secured Obligations and the Trustee Issuer Secured Obligations.

                  "ISSUER SECURED PARTIES" means each of the Trustee in respect of the Trustee Issuer Secured Obligations and the Security Insurer in respect of the Insurer Issuer Secured Obligations.

                  "LETTER AGREEMENT" has the meaning specified in Section 6.07.

                  "NOTE" means a Class A-1 Note, Class A-2 Note or Class A-3 Note, as applicable.

                  "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository participant or as an indirect participant, in each case in accordance with the rules of such Depository) and with respect to any Definitive Notes, the Holder.

                  "NOTE POLICY" means the Financial Guaranty Insurance Policy issued by the Security Insurer with respect to the Notes, including any endorsements thereto, in the form of Exhibit D.

                  "NOTE POLICY CLAIM AMOUNT" has the meaning specified in
Section 5.18.

                  "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.04.

                  "NOTICE OF CLAIM" has the meaning specified in Section 5.18.

                  "OFFICERS' CERTIFICATE" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to, the Trustee. Unless otherwise specified, any reference in this Indenture to an Officers' Certificate shall be to an Officers' Certificate of any Authorized Officer of the Issuer.

                  "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Trustee and, if addressed to the

Security Insurer, satisfactory to the Security Insurer, and which shall comply with any applicable requirements of Section 11.01, and shall be in form and substance satisfactory to the Trustee, and if addressed to the Security Insurer, satisfactory to the Security Insurer. Such Opinion of Counsel shall not be at the expense of the Trustee.

                  "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, has been made); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, HOWEVER, that Notes which have been paid with proceeds of the Note Policy shall continue to remain Outstanding for purposes of this Indenture until the Security Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Security Insurer delivered to the Trustee, and the Security Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Security Insurer; PROVIDED, FURTHER, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

                  "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

                  "OWNER TRUSTEE" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

                  "PAYING AGENT" shall initially mean the Trustee or, with respect to any successor to the Trustee, any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 and, so long as no Insurer Default shall have occurred and be continuing, is consented to by the Security Insurer and is authorized by the Issuer to make the distributions from the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

                  "PAYMENT DATE" means a Distribution Date.

                  "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "PREFERENCE CLAIM" has the meaning specified in Section 5.19.

                  "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "RATING AGENCY" means each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Seller and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

                  "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Security Insurer, the Trustee, the Owner Trustee and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes and will not result in an increased capital charge to the Security Insurer.

                  "RECORD DATE" means, with respect to a Payment Date or Redemption Date, the close of business on the last Business Day immediately preceding such Payment Date or Redemption Date.

                  "REDEMPTION DATE" means (a) in the case of a redemption of the Notes pursuant to Section 10.01(a) or a payment to Noteholders pursuant to
Section 10.01(c), the Payment Date
specified by the Servicer or the Issuer pursuant to Section 10.01(a) or 10.01(c), as applicable, or (b) in the case of a redemption of Notes pursuant to
Section 10.01(b), the Payment Date on or immediately following the last day of the Funding Period.

                  "REDEMPTION PRICE" means (a) in the case of a redemption of the Notes pursuant to Section 10.01(a), an amount equal to the principal amount of the Notes redeemed plus accrued and unpaid interest on the principal amount of each class of Notes at the respective Interest Rate for each such class of Notes being so redeemed to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to Section 10.01(c), the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a) above.

                  "REGISTERED HOLDER" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

                  "RELATED DOCUMENTS" means the Trust Agreement, the Notes, the Purchase Agreements, the Sale and Servicing Agreement, each Subsequent Purchase Agreement, each Subsequent Transfer Agreement, the Administration Agreement, the Custodian Agreement, the Note Policy, the Spread Account Agreement, the Insurance Agreement, the Lockbox Agreement, the Stock Pledge Agreement, the Depository Agreement and the Underwriting Agreement between the Seller and AFL and the underwriters of the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

                  "RESPONSIBLE OFFICER" means, with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Trust. When used with respect to any other Person that is not an individual, the President, any Vice President or Assistant Vice President or the Controller of such Person, or any other officer or employee having similar functions.

                  "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of September 1, 1999, among the Issuer, the Seller, the Servicer and the Backup Servicer.

                  "SCHEDULE OF RECEIVABLES" means the listing of the Receivables set forth in Exhibit A, as supplemented on each Subsequent Transfer Date to reflect the sale to the Issuer of Subsequent Receivables.

                  "SCHEDULED PAYMENTS" has the meaning specified therefor in the Note Policy.

                  "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

                  "TERMINATION DATE" means the latest of (i) the expiration of the Note Policy and the return of the Note Policy to the Security Insurer for cancellation, (ii) the date on which the Security Insurer shall have received payment and performance of all Insurer Issuer Secured Obligations and (iii) the date on which the Trustee shall have received payment and performance of all Trustee Issuer Secured Obligations.

                  "TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, the Indenture Collateral Granted to the Indenture Collateral Agent), including all proceeds thereof.

                  "TRUST INDENTURE ACT" OR "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided. The term "TIA" shall specifically include any amendments or revisions to the Trust Indenture Act of 1939 which may be enacted from time to time.

                  "TRUSTEE" means Norwest Bank Minnesota, National Association, a national banking association, as Trustee under this Indenture, or any successor Trustee under this Indenture.

                  "TRUSTEE ISSUER SECURED OBLIGATIONS" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Trustee for the benefit of the Noteholders under this Indenture or the Notes.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  (b) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Sale and Servicing Agreement as in effect on the Closing Date for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

                                                                                        Section of Sale and
TERM                                                                                    SERVICING AGREEMENT
AFL...............................................................................        Section 1.1
Aggregate Principal Balance.......................................................        Section 1.1
APR...............................................................................        Section 1.1
Available Funds...................................................................        Section 1.1
Backup Servicer...................................................................        Section 1.1
Class A-1 Final Scheduled Distribution Date.......................................        Section 1.1
Class A-2 Final Scheduled Distribution Date.......................................        Section 1.1
Class A-3 Final Scheduled Distribution Date.......................................        Section 1.1
Class A-1 Prepayment Amount.......................................................        Section 1.1
Class A-2 Prepayment Amount.......................................................        Section 1.1


                                     - 11 -

Class A-3 Prepayment Amount.......................................................        Section 1.1
Class A-1 Prepayment Premium......................................................        Section 1.1
Class A-2 Prepayment Premium......................................................        Section 1.1
Class A-3 Prepayment Premium......................................................        Section 1.1
Collateral Agent..................................................................        Section 1.1
Collateral Insurance..............................................................        Section 1.1
Collection Account................................................................        Section 1.1
Custodian.........................................................................        Section 1.1
Dealer............................................................................        Section 1.1
Dealer Agreement..................................................................        Section 1.1
Dealer Assignment.................................................................        Section 1.1
Distribution Date.................................................................        Section 1.1
Draw Date.........................................................................        Section 1.1
Eligible Account..................................................................        Section 1.1
Eligible Investments..............................................................        Section 1.1
Financed Vehicle..................................................................        Section 1.1
Force-Placed Insurance............................................................        Section 1.1
Funding Period....................................................................        Section 1.1
Initial Receivables...............................................................        Section 1.1
Insurance Agreement...............................................................        Section 1.1
Insurance Agreement Event of Default..............................................        Section 1.1
Insurer Default...................................................................        Section 1.1
Liquidation Proceeds..............................................................        Section 1.1
Lockbox Bank......................................................................        Section 1.1
Monthly Period....................................................................        Section 1.1
Moody's...........................................................................        Section 1.1
Note Distribution Account.........................................................        Section 1.1
Note Majority.....................................................................        Section 1.1
Noteholders' Interest Distributable Amount........................................        Section 1.1
Noteholders' Principal Distributable Amount.......................................        Section 1.1
Obligor...........................................................................        Section 1.1
Pre-Funded Amount.................................................................        Section 1.1
Pre-Funding Account...............................................................        Section 4.1
Purchase Agreements...............................................................        Section 1.1
Purchased Receivable..............................................................        Section 1.1
Receivable........................................................................        Section 1.1
Reserve Account...................................................................        Section 1.1
Security Insurer..................................................................        Section 1.1


                                     - 12 -

Seller............................................................................        Section 1.1
Servicer..........................................................................        Section 1.1
Servicer Termination Event........................................................        Section 1.1
Spread Account Agreement..........................................................        Section 1.1
Standard & Poor's.................................................................        Section 1.1
Subsequent Receivables............................................................        Section 1.1
Subsequent Transfer Date..........................................................        Section 1.1
Trust Accounts....................................................................        Section 1.1
Trust Agreement...................................................................        Section 1.1


                  SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                  SECTION 1.03. RULES OF CONSTRUCTION. Unless otherwise specified:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii)    "or" is not exclusive;

                  (iv)     "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) references to Sections, Subsections, Schedules and Exhibits shall refer to such portions of this Indenture.

                                   ARTICLE II

                                    THE NOTES

                  SECTION 2.01. FORM. The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in each case together with the Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits C-1, C-2 and C-3, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                  The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits C-1, C-2 and C-3, are part of the terms of this Indenture.

                  SECTION 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  The Trustee shall upon receipt of the Note Policy and Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $242,000,000, Class A-2 Notes for original issue in an aggregate principal amount of $150,000,000 and Class A-3 Notes for original issue in an aggregate principal amount of $208,000,000. The aggregate principal amount of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes outstanding at any time may not exceed that amount except as provided in
Section 2.05.

                  Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  SECTION 2.03. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.04. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

                  If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Trustee may require.

                  No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

                  The preceding provisions of this section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.
                  SECTION 2.05. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If
(i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and
(ii) there is delivered to the Trustee and the Security Insurer (unless an Insurer Default shall have occurred and be continuing) such security or indemnity as may be required by them to hold the Issuer, the Trustee and the Security Insurer harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Security Insurer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

                  Upon the issuance of any replacement Note under this Section, the Issuer or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee or the Note Registrar) connected therewith.

                  Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.06. PERSON DEEMED OWNER. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee, the Security Insurer and any agent of the Issuer, the Trustee or the Security Insurer may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Security Insurer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.07.  PAYMENT OF PRINCIPAL AND INTEREST

                  (a) The Notes shall accrue interest as provided in the forms of the Class A-1 Note, the Class A-2 Note and the Class A-3 Note set forth in Exhibits C-1, C-2 and C-3, respectively, and such interest shall be payable on each Payment Date as specified therein, subject to Section 3.01. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Depository, payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for (i) the final installment of principal payable with respect to such Note on a Payment Date and (ii) the Redemption Price for any Note called for redemption pursuant to Section 10.01(a), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

                  (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Class A-1 Note, the Class A-2 Note and the Class A-3 Note set forth in Exhibits C-1, C-2 and C-3, respectively. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, so long as an Insurer Default shall not have occurred and be continuing or, if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or a Note Majority have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on a class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date for which the Trustee has received notice from the Issuer that the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

                  (c) Promptly following the date on which all principal of and interest on the Notes has been paid in full and the Notes have been surrendered to the Trustee, the Trustee shall, if the Security Insurer has paid any amount in respect of the Notes under the Note Policy or otherwise which has not been reimbursed to it, deliver such surrendered Notes to the Security Insurer.

                  SECTION 2.08. CANCELLATION. Subject to Section 2.07(c), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. Subject to Section 2.07(c), the Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to Section 2.07(c), all canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it, provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee.

                  SECTION 2.09. BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Note shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.11. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.11:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Note Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                  (iv) the rights of Note Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants;

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

                  (vi) Note Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at the Corporate Trust Office.

                  SECTION 2.10. NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to
Section 2.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository and shall have no obligation to the Note Owners.

                  SECTION 2.11. DEFINITIVE NOTES. If (i) the Administrator advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, a Note Majority advises the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Note Owners, then the Depository shall notify all Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the Note or Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

                                   ARTICLE III

                                    COVENANTS

                  SECTION 3.01. PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM. The Issuer will duly and punctually pay the principal, interest and premium, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Payment Date in accordance with Section 8.02(b). Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the

Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

                  SECTION 3.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST. As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 8.02(b) shall be made on behalf of the Issuer by the Trustee or by another Paying Agent in accordance with written instructions from the Issuer upon which the Trustee may rely, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuer.

                  On or before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Trustee) shall promptly notify the Trustee in writing of its action or failure so to act.

                  The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee and the Security Insurer an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Trustee written notice of any default (of which it has actual knowledge) by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and upon Issuer Request with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) shall be deposited by the Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that if such money or any portion thereof had been previously deposited by the Security Insurer or the Indenture Collateral Agent with the Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Security Insurer, such amounts shall be paid promptly to the Security Insurer upon receipt of a written request by the Security Insurer to such effect; and PROVIDED, FURTHER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

                  SECTION 3.04. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Indenture Collateral and each other instrument or agreement included in the Trust Estate.

                  SECTION 3.05. PROTECTION OF TRUST ESTATE. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Issuer Secured Parties to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Collateral Agent, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Servicer and delivered to the Issuer, and will take such other action necessary or advisable to:

                  (i) grant more effectively all or any portion of the Trust Estate;

                  (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iv)     enforce any of the Indenture Collateral;

                  (v) preserve and defend title to the Trust Estate and the rights of the Indenture Collateral Agent in such Trust Estate against the claims of all persons and parties; or

                  (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Indenture Collateral Agent its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Collateral Agent pursuant to this Section; PROVIDED, HOWEVER, that the Servicer shall be responsible for filing any such financing statement or continuation statement.

                  SECTION 3.06.  OPINIONS AS TO TRUST ESTATE.

                  (a) On the Closing Date and on each Subsequent Transfer Date, the Issuer shall furnish to the Trustee, the Indenture Collateral Agent and the Security Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Indenture Collateral Agent, for the benefit of the Issuer Secured Parties, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                  (b) On or before April 30 in each calendar year, beginning in 2000, the Issuer shall furnish to the Trustee, the Indenture Collateral Agent and the Security Insurer an Opinion of Counsel with respect to each jurisdiction in which the Receivables are located or a Uniform Commercial Code financing statement has been filed by the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the first priority lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

                  SECTION 3.07. PERFORMANCE OF OBLIGATIONS; SERVICING OF RECEIVABLES.

                  (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

                  (b) The Issuer may contract with other Persons acceptable to the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee and the Security Insurer in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Owner Trustee shall not be responsible for the action or inaction of the Servicer or the Administrator.

                  (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Related Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

                  (d) If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event under the Sale and Servicing Agreement, the Issuer shall promptly in writing notify the Trustee, the Security Insurer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

                  (e) If an Insurer Default shall have occurred and be continuing and if the Issuer has given notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.2 of the Sale and Servicing Agreement, as promptly as possible thereafter, the Issuer shall appoint a successor servicer in accordance with Section 8.3 of the Sale and Servicing Agreement.

                  (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Trustee. As soon as a successor Servicer is appointed, the Issuer shall notify the Trustee of such appointment, specifying in such notice the name and address of such successor Servicer.

                  (g) The Issuer agrees that it will not waive timely performance or observance by the Servicer, the Backup Servicer, the Seller or AFL of their respective duties under the Related Documents (x) without the prior consent of the Security Insurer (unless an Insurer Default shall have occurred and be controlling) or (y) if the effect thereof would adversely affect the Holders of the Notes.

                  SECTION 3.08. NEGATIVE COVENANTS. Until the Termination Date, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture, the Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Controlling Party;

                  (ii) claim any credit on, or make any deduction from the principal, interest or premium payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Collateral Agent created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Collateral Agent created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien in favor of the Indenture Collateral Agent created by this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate, or (D) amend, modify or fail to comply with the provisions of the Related Documents without the prior written consent of the Controlling Party.

                  SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee and the Security Insurer, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 1999), an Officers' Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

                  (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  SECTION 3.10. ISSUER MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.

                  (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Related Document on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer, at its own expense, shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Trustee and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Security Insurer or any Noteholder;

                  (v) any action as is necessary to maintain the lien and security interest created in favor of the Indenture Collateral Agent by this Indenture shall have been taken;

                  (vi) the Issuer, at its own expense, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (a)(v) of this Section 3.10 or that no such actions will be taken) each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been compiled with (including any filing required by the Exchange Act); and

                  (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Security Insurer written notice of such consolidation or merger at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Security Insurer of such consolidation or merger and the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

                  (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person (except as expressly permitted by the Indenture, the Purchase Agreement or the Sale and Servicing Agreement), unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each Related Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate
         Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Trustee and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Security Insurer, any Noteholder;

                  (v) any action as is necessary to maintain the lien and security interest created in favor of the Indenture Collateral Agent by this Indenture shall have been taken;

                  (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (b)(v) of this Section 3.10 or that no such actions will be taken) each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

                  (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Security Insurer written notice of such conveyance or transfer of properties or assets at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Security Insurer of such conveyance or transfer and the Person acquiring by conveyance or transfer the properties or assets of the Issuer has a net worth, immediately after such conveyance or transfer, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

                  SECTION 3.11.  SUCCESSOR OR TRANSFEREE.

                  (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                  (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Arcadia Automobile Receivables Trust, 1999-C will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that Arcadia Automobile Receivables Trust, 1999-C is to be so released.

                  SECTION 3.12. NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Related Documents and activities incidental thereto. After the Funding Period, the Issuer shall not fund the purchase of any new Receivables.

                  SECTION 3.13. NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Security Insurer under the Insurance Agreement and (iii) any other Indebtedness permitted by or arising under the Related Documents. The proceeds of the Notes shall be used exclusively to fund the Issuer's purchase of the Receivables and the other assets specified in the Sale and Servicing Agreement, to fund the Pre- Funding Account, the Reserve Account and the Spread Account and to pay the Issuer's organizational, transactional and start-up expenses.

                  SECTION 3.14. SERVICER'S OBLIGATIONS. The Issuer shall cause the Servicer to comply with Sections 3.9, 3.10, 3.11 and 4.9(a) of the Sale and Servicing Agreement.

                  SECTION 3.15. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuming another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, any other interest in, or make any capital contribution to, any other Person.

                  SECTION 3.16. CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                  SECTION 3.17. RESTRICTED PAYMENTS. Except as expressly permitted by this Indenture or the Sale and Servicing Agreement, the Issuer shall not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Related Documents.

                  SECTION 3.18. NOTICE OF EVENTS OF DEFAULT. The Issuer agrees to give the Trustee, the Security Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement and each default on the part of AFL of its obligations under the Purchase Agreements.

                  SECTION 3.19. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee or the Security Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.20. COMPLIANCE WITH LAWS. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Related Document.

                  SECTION 3.21. AMENDMENTS OF SALE AND SERVICING AGREEMENT AND TRUST AGREEMENT. The Issuer shall not agree to any amendment to Section 10.1 of the Sale and Servicing Agreement or Section 10.1 of the Trust Agreement to eliminate the requirements thereunder that the Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

                  SECTION 3.22. REMOVAL OF ADMINISTRATOR. If an Insurer Default shall have occurred and be continuing, so long as any Notes are issued and outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

                  SECTION 3.23. INCOME TAX CHARACTERIZATION. For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Notes as indebtedness.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

                  SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal, interest and premium, if any, thereon, (iv) Sections 3.03, 3.04, 3.05, 3.07, 3.08, 3.10, 3.12, 3.13, 3.20, 3.21 and 3.23,
(v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                  (A)      either

                           (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in
         Section 3.03) have been delivered to the Trustee for cancellation and the Note Policy has expired and been returned to the Security Insurer for cancellation; or

                           (2) all Notes not theretofore delivered to the Trustee for cancellation

                                    (i)     have become due and payable, or

                                    (ii)     will become due and payable at the
                  Final Scheduled Distribution Date within one year, or

                                    (iii)    are to be called for redemption
                  within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Collateral Agent as part of the Trust Estate cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust in an Eligible Account in the name of the Indenture Collateral Agent for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Final Scheduled Distribution

         Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01(a)), as the case may be;

                  (B) the Issuer has paid or caused to be paid all Insurer Issuer Secured Obligations and all Trustee Issuer Secured Obligations; and

                  (C) the Issuer has delivered to the Trustee, the Indenture Collateral Agent and the Security Insurer an Officers' Certificate, an Opinion of Counsel and (if required by the TIA, the Trustee, the Indenture Collateral Agent and the Security Insurer) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and the Rating Agency Condition has been satisfied.

                  SECTION 4.02. APPLICATION OF TRUST MONEY. All moneys deposited with the Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

                  SECTION 4.03. REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon written demand of the Issuer, be paid to the Trustee to be held and applied according to
Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                  SECTION 4.04. RELEASE OF TRUST ESTATE. The Indenture Collateral Agent shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Collection Account any funds then on deposit in any other Trust Account. The Indenture Collateral Agent shall release property from the lien created by this Indenture pursuant to this Section 4.04 only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

                                    ARTICLE V

                                    REMEDIES

                  SECTION 5.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days (solely for purposes of this clause, a payment on the Notes funded by the Security Insurer or the Collateral Agent pursuant to the Spread Account Agreement shall be deemed to be a payment made by the Issuer); or

                  (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable (solely for purposes of this clause, a payment on the Notes funded by the Security Insurer or the Collateral Agent pursuant to the Spread Account Agreement, shall be deemed to be a payment made by the Issuer); or

                  (iii) so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Indenture Cross Default shall have occurred; provided, however, that the occurrence of an Insurance Agreement Indenture Cross Default may not form the basis of an Event of Default unless the Security Insurer shall, upon prior written notice to the Rating Agencies, have delivered to the Issuer and the Trustee and not rescinded a written notice specifying that such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture; or

                  (iv) so long as an Insurer Default shall have occurred and be continuing, default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered, express or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (v) so long as an Insurer Default shall have occurred and be continuing, the commencement of an involuntary case against the Issuer under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, and such case is not dismissed within 60 days; or

                  (vi) so long as an Insurer Default shall have occurred and be continuing, (A) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, (B) the entry of an order for relief in an involuntary case against the Issuer under any such law, (C) the consent by the Issuer to the entry of any such order for relief, (D) the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust
         Estate, (E) the making by the Issuer of any general assignment for the benefit of creditors, (F) the failure by the Issuer generally to pay its debts as such debts become due, or (G) the taking of action by the Issuer in furtherance of any of the foregoing.

                  The Issuer shall deliver to the Trustee and the Security Insurer, within five days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 5.02.  RIGHTS UPON EVENT OF DEFAULT.

                  (a) If an Insurer Default shall not have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Notes shall become immediately due and payable at par, together with accrued interest thereon. If an Event of Default shall have occurred and be continuing, the Controlling Party may exercise any of the remedies specified in Section 5.04(a). In the event of any acceleration of any Notes by operation of this
Section 5.02, the Trustee shall continue to be entitled to make claims under the Note Policy pursuant to Section 5.18 hereof for Scheduled Payments on the Notes. Payments under the Note Policy following acceleration of any Notes shall be applied by the Trustee:

                  FIRST: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; and

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal.

                  (b) In the event any Notes are accelerated due to an Event of Default, the Security Insurer shall have the right (in addition to its obligation to pay Scheduled Payments on the Notes in accordance with the Note Policy), but not the obligation, to make payments under the Note Policy or otherwise of interest and principal due on such Notes, in whole or in part, on any date or dates following such acceleration as the Security Insurer, in its sole discretion, shall elect.

                  (c) If an Insurer Default shall have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Trustee in its discretion may, or if so requested in writing by Holders holding Notes representing at least 66-2/3% of the aggregate outstanding principal amount of the Notes shall, upon prior written notice to the Rating Agencies, declare by written notice to the Issuer that the Notes become, whereupon they shall become, immediately due and payable at par, together with accrued interest thereon. Notwithstanding anything to the contrary in this paragraph (c), if an Event of Default specified in Section 5.01(v) or (vi) shall occur and be continuing when an Insurer Default has occurred and is continuing, the Notes shall become immediately due and payable at par, together with accrued interest thereon.

                  SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE; AUTHORITY OF CONTROLLING PARTY.

                  (a) The Issuer covenants that if any Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, indemnified amounts and advances of the Trustee and its agents and counsel.

                  (b) Each Issuer Secured Party hereby irrevocably and unconditionally appoints the Controlling Party as the true and lawful attorney-in-fact of such Issuer Secured Party for so long as such Issuer Secured Party is not the Controlling Party, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Controlling Party as well as in the name, place and stead of such Issuer Secured Party such acts, things and deeds for or on behalf of and in the name of such Issuer Secured Party under this Indenture (including specifically under Section 5.04) and under the Related Documents which such Issuer Secured Party could or might do or which may be necessary, desirable or convenient in such Controlling Party's sole discretion to effect the purposes contemplated hereunder and under the Related Documents and, without limitation, following the occurrence of an Event of Default, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Estate.

                  (c) If an Event of Default occurs and is continuing, the Trustee may in its discretion but with the consent of the Controlling Party (except as provided in Section 5.03(d) below), proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

                  (d) Notwithstanding anything to the contrary contained in this Indenture (including without limitation Sections 5.04(a), 5.12, 5.13 and 5.17) and regardless of whether an Insurer Default shall have occurred and be continuing, if the Issuer fails to perform its obligations under Section 10.01(b) hereof when and as due, the Trustee may in its discretion (and without the consent of the Controlling Party) proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law; provided that the Trustee shall only be entitled to take any such actions without the consent of the Controlling Party to the extent such actions (x) are taken only to enforce to Issuer's obligations to redeem the principal amount of Notes and make payment of the Noteholders' Prepayment Premium required under
Section 10.01(b) and (y) are taken only against the portion of the Indenture Collateral, if any, consisting of the Pre-Funding Account, the Reserve Account, any investments therein and any proceeds thereof.

                  (e) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal, interest and premium, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

                  (f) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (g) All rights of action and of asserting claims under this Indenture, the Spread Account Agreement, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

                  (h) In any Proceedings brought by the Trustee (including any Proceedings involving the interpretation of any provision of this Indenture or the Spread Account Agreement), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

                  SECTION 5.04. REMEDIES. (a) If an Event of Default shall have occurred and be continuing, the Controlling Party may (subject to Section 5.05):

                  (i) institute Proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and any other remedy available to the Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Issuer Secured Parties; and

                  (iv) direct the Indenture Collateral Agent to sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; PROVIDED, HOWEVER, that

                           (A) if the Security Insurer is the Controlling Party, the Security Insurer may not sell or otherwise liquidate the Trust Estate following an Insurance Agreement Indenture Cross Default unless

                                    (I)      such Insurance Agreement Indenture
                           Cross Default arises from a claim being made on the Note Policy or from the insolvency of the Trust or the Seller, or

                                    (II)     the proceeds of such sale or
                           liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest; or

                           (B) if the Trustee is the Controlling Party, the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless

                                    (I)      such Event of Default is of the
                           type described in Section 5.01(i) or (ii), or

                                    (II)    either

                                            (x)      the Holders of 100% of the
                                    Outstanding Amount of the Notes consent
                                    thereto,

                                            (y)      the proceeds of such sale
                                    or liquidation distributable to the
                                    Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or

                                            (z)      the Trustee determines that
                                    the Trust Estate will not continue to
                                    provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee provides prior written notice to the Rating Agencies and obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes.

                  In determining such sufficiency or insufficiency with respect to clause (y) and (z), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

                  SECTION 5.05. OPTIONAL PRESERVATION OF THE RECEIVABLES. If the Trustee is Controlling Party and if any Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

                  SECTION 5.06.  PRIORITIES.

                  (a) If the Trustee collects any money or property pursuant to this Article V (excluding any payments made under the Note Policy), or if the Indenture Collateral Agent delivers any money or property in respect of liquidation of the Trust Estate to the Trustee pursuant to Section 5.04(a)(iv), the Trustee shall pay as promptly as practicable out the money or property in the following order:

                  FIRST: amounts due and owing and required to be distributed to the Servicer, the Owner Trustee, the Administrator, the Trustee, the Lockbox Bank, the Custodian, the Backup Servicer, the Collateral Agent and the Indenture Collateral Agent, respectively, pursuant to priorities (i), (ii) and (iii) of Section 4.6 of the Sale and Servicing Agreement and not previously distributed, in the order of such priorities and without preference or priority of any kind within such priorities;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  THIRD: to Noteholders for amounts due and unpaid on the Notes for principal and premium, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;

                  FOURTH: amounts due and owing and required to be distributed to the Security Insurer pursuant to priority (vi) of Section 4.6 of the Sale and Servicing Agreement and not previously distributed; and

                  FIFTH: to the Collateral Agent to be applied as provided in the Spread Account Agreement;

provided that any amounts collected from the Pre-Funding Account or the Reserve Account shall be paid, FIRST, for amounts due and unpaid on the Notes for principal and premium, if any, for distribution to Noteholders in accordance with Section 10.01(b) and, SECOND, in accordance with priorities ONE through FIFTH above; PROVIDED, HOWEVER, that the Issuer's obligation to pay the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium or the Class A-3 Prepayment Premium shall, as set forth in Section 2.4(d) of the Sale and Servicing Agreement, be limited solely to funds which are received by the Issuer from AFL pursuant to Section 6.2 of the Purchase Agreement as liquidated damages for the failure of AFL to deliver Subsequent Receivables and no other assets of the Issuer will be available to pay the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium or the Class A-3 Prepayment Premium under the circumstances.

                  (b) The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 5.07. LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings;

                  (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes; and

                  (vi) an Insurer Default shall have occurred and be continuing;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                  In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                  SECTION 5.08. UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; PROVIDED, HOWEVER, that so long as an Insurer Default shall not have occurred and be continuing, no such suit shall be instituted.

                  SECTION 5.09. RESTORATION OF RIGHTS AND REMEDIES. If the Controlling Party or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

                  SECTION 5.10. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.11. DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Controlling Party or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

                  SECTION 5.12. CONTROL BY NOTEHOLDERS. If the Trustee is the Controlling Party, the Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate all or any portion of the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

                  (iii) if the conditions set forth in Section 5.05 have been satisfied and the Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate all or any portion of the Trust Estate shall be of no force and effect; and

                  (iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; PROVIDED, HOWEVER, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability or might materially and adversely affect the rights of any Noteholders not consenting to such action.

                  SECTION 5.13.  WAIVER OF PAST DEFAULTS.

                  If an Insurer Default shall have occurred and be continuing, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  SECTION 5.14. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

                  SECTION 5.15. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.16. ACTION ON NOTES. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

                  SECTION 5.17. PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS.

                  (a) Promptly following a request from the Trustee to do so and at the Seller's expense, the Issuer agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Seller, the Servicer and AFL, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or to the Seller under or in connection with the Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

                  (b) If the Trustee is Controlling Party and if an Event of Default has occurred and is continuing, the Trustee may, and at the direction (which direction shall be in writing, including facsimile) of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, upon the receipt of such indemnity as the Trustee may reasonably request, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                  (c) Promptly following a request from the Trustee to do so and at the Seller's expense, the Issuer agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by AFL of each of its obligations to the Seller under or in connection with the Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by AFL of each of its obligations under the Purchase Agreement.

                  (d) If the Trustee is Controlling Party and if an Event of Default has occurred and is continuing the Trustee may, and at the direction (which direction shall be in writing, including facsimile) of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, upon the receipt of such indemnity as the Trustee may reasonably request, exercise all rights, remedies, powers, privileges and claims of the Seller against AFL under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by AFL of each of its obligations to the Seller hereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement, and any right of the Seller to take such action shall be suspended.

                  SECTION 5.18.  CLAIMS UNDER NOTE POLICY.

                  (a) In the event that the Trustee has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section 5.2 of the Sale and Servicing Agreement, the Trustee shall on the related Draw Date determine the Note Policy Claim Amount (as defined below) for the related Payment Date. If the Note Policy Claim Amount for such Payment Date is greater than zero, the Trustee shall furnish to the Security Insurer no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim in the amount of the Note Policy Claim Amount. Amounts paid by the Security Insurer pursuant to a claim submitted under this Section 5.18(a) shall be deposited by the Trustee into the Note Distribution Account for payment to Noteholders on the related Payment Date. The "Note Policy Claim Amount" for any Payment Date other than the Class A-1 Final Scheduled Distribution Date shall equal the lesser of
(i) the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Payment Date, and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses (i)
- (v) of Section 4.6 of the Sale and Servicing Agreement (without giving effect to the limitation of the Distribution Amount specified in each such clause) over the Distribution Amount with respect to such Payment Date. The "Note Policy Claim Amount" with respect to the Class A-1 Final Scheduled Distribution Date shall equal the excess, if any, of (i) the amount required to be distributed pursuant to clauses (i) - (v) of Section 4.6 of the Sale and Servicing Agreement (without giving effect to the limitation of the Distribution Amount specified in each such clause) over (ii) the sum of (A) the Distribution Amount with respect to such Payment Date, plus (B) the amount, if any, withdrawn from the Class A-1 Holdback Subaccount and deposited in the Note Distribution Account pursuant to
Section 5.1(b) of the Sale and Servicing Agreement.

                  (b) Any notice delivered by the Trustee to the Security Insurer pursuant to subsection 5.18(a) shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a "Notice of Claim" under the Note Policy. In accordance with the provisions of the Note Policy, the Security Insurer is required to pay to the Trustee the Note Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of
(i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Payment Date. Any payment made by the Security Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

                  (c) The Trustee shall (i) receive as attorney-in-fact of each Noteholder any Note Policy Claim Amount from the Security Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders as provided in Section 3.01 or Section 5.02 of this Indenture. Any and all Note Policy Claim Amounts disbursed by the Trustee from claims made under the Note Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Security Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Security Insurer, the Trustee shall assign to the Security Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Security Insurer, and the Security Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar shall note the Security Insurer's rights as subrogee upon the register of Noteholders upon receipt from the Security Insurer of proof of payment by the Security Insurer of any Noteholders' Interest Distributable Amount or Noteholders' Principal Distributable Amount. The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments in respect of the Notes.

                  (d) The Trustee shall keep a complete and accurate record of all funds deposited by the Security Insurer into the Collection Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Security Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

                  (e) The Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the Security Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Related Document, the Noteholders are not entitled to institute proceedings directly against the Security Insurer.

                  SECTION 5.19.  PREFERENCE CLAIMS.

                  (a) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Noteholders' Interest Distributable Amount or Noteholders' Principal Distributable Amount paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Security Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Security Insurer of such avoided payment, and shall, at the time it provides notice to the Security Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Trustee shall furnish to the Security Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Security Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Security Insurer will make such payment to the Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Security Insurer).

                  (b) The Trustee shall promptly notify the Security Insurer of any proceeding or the institution of any action (of which the Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Security Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Security Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.18(c), the Security Insurer shall be subrogated to, and each Noteholder and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.


                                   ARTICLE VI

                 THE TRUSTEE AND THE INDENTURE COLLATERAL AGENT

                  SECTION 6.01.  DUTIES OF TRUSTEE.

                  (a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and in the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) prior to the occurrence of a Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default which may have occurred, (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, (B) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, (C) no implied covenants or obligations shall be read into this Agreement against the Trustee and (D) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon all resolutions, statements, reports, documents, orders, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; PROVIDED, HOWEVER, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Spread Account Agreement and the Trustee's other Related Documents. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Noteholders of such instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected document.

                  (c) The Trustee may not be relieved from liability in its individual capacity from liability to the Noteholders for its willful misconduct, negligence or bad faith in connection with the distribution of amounts from the Note Distribution Account in accordance with the terms hereof, or for its willful misconduct, negligence or bad faith in the performance of its duties as Trustee hereunder, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12 or relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing or omitting to execute any power conferred upon the Trustee, under this Agreement.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) The Trustee shall, upon one Business Day's prior notice to the Trustee, permit any representative of the Security Insurer, during the Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Trustee's affairs and actions, as such affairs and actions relate to the Trustee's duties with respect to the Notes, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the Notes.

                  (j) In no event shall the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, or any other party, under the Sale and Servicing Agreement, except during such time, if any, as the Backup Servicer shall be the successor to, and be vested with the rights, powers, duties and privileges of the Servicer in accordance with the terms of, the Sale and Servicing Agreement.

                  (k) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

                  (l) The Trustee shall, and hereby agrees that it will, hold the Note Policy in trust, and will hold any proceeds of any claim on the Note Policy in trust solely for the use and benefit of the Noteholders.

                  (m) Without limiting the generality of this Section 6.01, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance of observance of any of the Issuer's, the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under the Agreement.

                  (n) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of an Event of Default or any other default under this Agreement unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no Event of Default or other such default.

                  SECTION 6.02.  RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Other than with respect to actions required to be taken by the Trustee pursuant to Section 5.18 and 5.19, before the Trustee acts or refrains from acting, it may require an Officers' Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable, which shall not be at the expense of the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel, as applicable, or as directed by the requisite amount of Note Owners as provided herein.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes or the Controlling Party, pursuant to the provisions of this Indenture, unless such Holders of Notes or the Controlling Party shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; PROVIDED, HOWEVER, that the Trustee shall, upon the occurrence of an

Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with reasonable care and skill.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) or (if an Insurer Default shall have occurred and be continuing) by the Holders of Notes evidencing not less than 25% of the Outstanding Amount thereof; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

                  (h) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

                  (i) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust or the Trust Estate created hereby or the powers granted hereunder.

                  SECTION 6.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee is required to comply with Sections 6.11 and 6.12.

                  SECTION 6.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

                  SECTION 6.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder and the Security Insurer notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

                  SECTION 6.06. REPORTS BY TRUSTEE TO HOLDERS. The Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

                  SECTION 6.07.  COMPENSATION AND INDEMNITY.

                  (a) AFL in a separate letter agreement (the "Letter Agreement") has covenanted and agreed to pay to the Trustee, and the Trustee shall be entitled to, certain annual fees, which shall not be limited by any law on compensation of a trustee of an express trust. In the Letter Agreement, AFL has also agreed to reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. AFL has also agreed to indemnify the Trustee and any director, officer, employee or agent of the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.

                  (b) If notwithstanding the provisions of the Letter Agreement, AFL fails to pay any fee, expense or indemnified amount due to the Trustee pursuant to the terms of the Letter Agreement, the Trustee shall be entitled to a distribution in respect of such amount pursuant of Section 4.6(ii) of the Sale and Servicing Agreement. If notwithstanding the provisions of the Letter Agreement, AFL fails to make any payment or reimbursement due to the Trustee for any expense or claim for indemnification to which the Trustee is entitled pursuant to the terms of the Letter Agreement, the Trustee shall be entitled to a distribution in respect of such amount pursuant to priority SIXTH of Section 3.03(b) of the Spread Account Agreement. The Issuer's payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Related Documents, the Trustee agrees that the obligations of the Issuer (but not AFL) to the Trustee hereunder and under the Related Documents shall be recourse to the Trust Estate only. In addition, the Trustee agrees that its recourse to the Issuer, the Trust Estate, the Seller and amounts held pursuant of the Spread Account Agreement shall be limited to the right to receive the distributions referred to in the first two sentences of this Section 6.07(b).

                  SECTION 6.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Issuer and the Security Insurer. The Issuer may, with the consent of the Security Insurer, and, at the request of the Security Insurer shall, remove the Trustee, unless an Insurer Default shall have occurred and be continuing) if:

                  (i)      the Trustee fails to comply with Section 6.11;

                  (ii) a court having jurisdiction in the premises in respect of the Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee's property, or ordering the winding-up or liquidation of the Trustee's affairs;

                  (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Trustee and such case is not dismissed within 60 days;

                  (iv) the Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

                  (v)      the Trustee otherwise becomes incapable of acting; or

                  (vi) the rating assigned to the long-term unsecured debt obligations of the Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of "BBB", "Baa3" or equivalent rating or be withdrawn by either of the Rating Agencies.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing). If the Issuer fails to appoint such a successor Trustee, the Security Insurer may appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Security Insurer (provided that no Insurer Default shall have occurred and be continuing), the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section, the retiring Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.

                  SECTION 6.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. The Trustee shall provide the Rating Agencies prompt notice of any such transaction.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 6.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Trustee, with the consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 6.11. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall provide copies of such reports to the Security Insurer upon request. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 6.13. APPOINTMENT AND POWERS. Subject to the terms and conditions hereof, each of the Issuer Secured Parties hereby appoints Norwest Bank Minnesota, National Association, as the Indenture Collateral Agent with respect to the Indenture Collateral, and Norwest Bank Minnesota, National Association, hereby accepts such appointment and agrees to act as Indenture Collateral Agent with respect to the Indenture Collateral for the Issuer Secured Parties, to maintain custody and possession of such Indenture Collateral (except as otherwise provided hereunder) and to perform the other duties of the Indenture Collateral Agent in accordance with the provisions of this Indenture. Each Issuer Secured Party hereby authorizes the Indenture Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Indenture Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Indenture Collateral Agent shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided that the Indenture Collateral Agent shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Indenture Collateral Agent has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Indenture Collateral Agent of its express duties hereunder, except where this Indenture provides that the Indenture Collateral Agent is permitted to act only following and in accordance with such instructions.

                  SECTION 6.14. PERFORMANCE OF DUTIES. The Indenture Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Related Documents to which the Indenture Collateral Agent is a party or as directed by the Controlling Party in accordance with this Indenture. The Indenture Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Controlling Party. The Indenture Collateral Agent shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Sale and Servicing Agreement.

                  SECTION 6.15. LIMITATION ON LIABILITY. Neither the Indenture Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Indenture Collateral (or any part thereof). Notwithstanding any term or provision of this Indenture, the Indenture Collateral Agent shall incur no liability to the Issuer or the Issuer Secured Parties for any action taken or omitted by the Indenture Collateral Agent in connection with the Indenture Collateral, except for the negligence or willful misconduct on the part of the Indenture Collateral Agent, and, further, shall incur no liability to the Issuer Secured Parties except for negligence or willful misconduct in carrying out its duties to the Issuer Secured Parties. Subject to Section 6.16, the Indenture Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Indenture Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Indenture Collateral Agent shall not be required to make any independent investigation with respect thereto. The Indenture Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Related Documents. The Indenture Collateral Agent may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Indenture Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture or to follow any direction from the Controlling Party unless it shall have received reasonable security or indemnity satisfactory to the Indenture Collateral Agent against the costs, expenses and liabilities which might be incurred by it.

                  SECTION 6.16. RELIANCE UPON DOCUMENTS. In the absence of bad faith or negligence on its part, the Indenture Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

                  SECTION 6.17.  SUCCESSOR INDENTURE COLLATERAL AGENT.

                  (a) MERGER. Any Person into which the Indenture Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Indenture Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Indenture Collateral Agent hereunder) be and become a successor Indenture Collateral Agent hereunder and be vested with all of the title to and interest in the Indenture Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Issuer Secured Parties in the Indenture Collateral.

                  (b) RESIGNATION. The Indenture Collateral Agent and any successor Indenture Collateral Agent may resign at any time by so notifying the Issuer and the Security Insurer.

                  (c) REMOVAL. The Indenture Collateral Agent may be removed by the Controlling Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Indenture Collateral Agent, the other Issuer Secured Party and the Issuer. A temporary successor may be removed at any time to allow a successor Indenture Collateral Agent to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Indenture Collateral Agent and the acceptance in writing by such successor Indenture Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, and (ii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in
Section 3.06.

                  (d) ACCEPTANCE BY SUCCESSOR. The Controlling Party shall have the sole right to appoint each successor Indenture Collateral Agent. Every temporary or permanent successor Indenture Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Trustee, each Issuer Secured Party and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Indenture Collateral to the successor Indenture Collateral Agent, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Issuer Secured Party or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Issuer or an Issuer Secured Party is reasonably required by a successor Indenture Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Indenture Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Indenture Collateral Agent, be forthwith executed, acknowledged and delivered by the Trustee or the Issuer, as the case may be. The designation of any successor Indenture Collateral Agent and the instrument or instruments removing any Indenture Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Indenture Collateral and, to the extent required by applicable law, filed or recorded by the successor Indenture Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Indenture Collateral to the successor Indenture Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

                  SECTION 6.18. COMPENSATION AND INDEMNITY.

                  (a) AFL in a separate Letter Agreement has covenanted and agreed to pay to the Indenture Collateral Agent, and the Indenture Collateral Agent shall be entitled to, certain annual fees, which shall not be limited by any law on compensation of an Indenture Collateral Agent of an express trust. In such Letter Agreement, AFL has also agreed to reimburse the Indenture Collateral Agent for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements, indemnified amounts and advances of the Indenture Collateral Agent's agents, counsel, accountants and experts. AFL has also agreed to indemnify the Indenture Collateral Agent and any director, officer, employee or agent of the Indenture Collateral Agent against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.

                  (b) If notwithstanding the provisions of the Letter Agreement or this Agreement, AFL fails to pay any fee expense or indemnified amount due to the Indenture Collateral Agent pursuant to the terms of the Letter Agreement or this Agreement, the Indenture Collateral Agent shall be entitled to a distribution in respect of such amount pursuant to Section 4.6(ii) of the Sale and Servicing Agreement. If notwithstanding the provisions of the Letter Agreement or this Agreement, AFL fails to make any payment or reimbursement due to the Indenture Collateral Agent for any expense or claim for indemnification to which the Indenture Collateral Agent is entitled pursuant to the terms of the Letter Agreement or this Agreement, the Indenture Collateral Agent shall be entitled to a distribution in respect of such amount pursuant to priority SIXTH of Section 3.03(b) of the Spread Account Agreement. The Issuer's payment obligations to the Indenture Collateral Agent pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Collateral Agent incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Related Documents, the Indenture Collateral Agent agrees that the obligations of the Issuer to the Indenture Collateral Agent hereunder and under the Related Documents shall be recourse to the Trust Estate only. In addition, the Indenture Collateral Agent agrees that its recourse to the Issuer, the Trust Estate, the Seller and amounts held pursuant to the

Spread Account Agreement shall be limited to the right to receive the distributions referred to in the first two sentences of this Section 6.18.

                  SECTION 6.19. REPRESENTATIONS AND WARRANTIES OF THE INDENTURE COLLATERAL AGENT. The Indenture Collateral Agent represents and warrants to the Issuer and to each Issuer Secured Party as follows:

                  (a) DUE ORGANIZATION. The Indenture Collateral Agent is a national banking association duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

                  (b) CORPORATE POWER. The Indenture Collateral Agent has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Indenture Collateral Agent hereunder.

                  (c) DUE AUTHORIZATION. The execution and delivery by the Indenture Collateral Agent of this Indenture and the other Transaction Documents to which it is a party, and the performance by the Indenture Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Indenture Collateral Agent, or the performance by the Indenture Collateral Agent, of this Indenture and such other Related Documents.

                  (d) VALID AND BINDING INDENTURE. The Indenture Collateral Agent has duly executed and delivered this Indenture and each other Related Document to which it is a party, and each of this Indenture and each such other Related Document constitutes the legal, valid and binding obligation of the Indenture Collateral Agent, enforceable against the Indenture Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  SECTION 6.20. WAIVER OF SETOFFS. The Indenture Collateral Agent hereby expressly waives any and all rights of setoff that the Indenture Collateral Agent may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

                  SECTION 6.21. CONTROL BY THE CONTROLLING PARTY. The Indenture Collateral Agent shall comply with notices and instructions given by the Issuer only if accompanied by the written consent of the Controlling Party, except that if any Event of Default shall have occurred and be continuing, the Indenture Collateral Agent shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Issuer.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

                  SECTION 7.01. ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES TO NOTEHOLDERS. The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished. The Trustee or, if the Trustee is not the Note Registrar, the Issuer shall furnish to the Security Insurer in writing on an annual basis on each March 31 and at such other times as the Security Insurer may request a copy of the list.

                  SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in
Section 7.01 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

                  (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

                  (c) The Issuer, the Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  SECTION 7.03.  REPORTS BY ISSUER.

                  (a)      The Issuer shall:

                  (i) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                  SECTION 7.04. REPORTS BY TRUSTEE. If required by TIA Section 313(a), within 60 days after each March 31, beginning with March 31, 2000, the Trustee shall mail to the Security Insurer and each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any stock exchange.


                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                  SECTION 8.01. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture as instructed in writing by the Servicer. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of this Indenture or the Notes, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

                  SECTION 8.02.  TRUST ACCOUNTS.

                  (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Trustee, for the benefit of the Noteholders, the Trust Accounts as provided in Section 4.1 of the Sale and Servicing Agreement.

                  (b) On each Payment Date and Redemption Date, the Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal, interest and premium, if any, first to pay all accrued and unpaid interest, and then to pay principal and premium, if any, on the Notes in the following amounts and in the following order of priority as directed in writing by the Servicer (except as otherwise provided in Section 5.06):

                  (i) accrued and unpaid interest on the Notes, provided that if funds in the Note Distribution Account are not sufficient to pay the entire amount of accrued but unpaid interest on each class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each class of Notes pro rata on the basis of the amount of accrued and unpaid interest on each class of Notes;

                  (ii) any amounts deposited in the Note Distribution Account with respect to the Class A-1 Prepayment Amount, the Class A-2 Prepayment Amount and the Class A-3 Prepayment Amount or the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium and the Class A-3 Prepayment Premium shall be distributed to the Holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, respectively;

                  (iii) to the Holders of the Class A-1 Notes in reduction of the Outstanding Amount of the Class A-1 Notes until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

                  (iv) to the Holders of the Class A-2 Notes in reduction of the Outstanding Amount of the Class A-2 Notes until the Outstanding Amount of the Class A-2 Notes is reduced to zero; and

                  (v) to the Holders of the Class A-3 Notes in reduction of the Outstanding Amount of the Class A-3 Notes until the Outstanding Amount of the Class A-3 Notes is reduced to zero.

                  SECTION 8.03.  GENERAL PROVISIONS REGARDING ACCOUNTS.

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested and reinvested in Eligible Investments in accordance with the provisions of Section 4.1(e) of the Sale and Servicing Agreement.

                  (b) Subject to Section 6.01(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

                  SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

                  (a) Without the consent of the Holders of any Notes but with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Collateral Agent any property subject or required to be subjected to the lien created by this Indenture, or to subject to the lien created by this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Collateral Agent;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; PROVIDED that such action shall not adversely affect the interests of the Holders of the Notes;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

                  The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                  SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that, subject to the express rights of the Security Insurer under the Related Documents, including its rights to agree to certain modifications of the Receivables pursuant to Section 3.2 of the Sale and Servicing Agreement and its rights referred to in Section 5.02(c), no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
         Article V, to the payment of any
         such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
         Date);

                  (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the second proviso to the definition of the term "Outstanding";

                  (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

                  (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Related Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

                  (vii) permit the creation of any lien ranking prior to or on a parity with the lien created by this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Spread Account Agreement, terminate the lien created by this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien created by this Indenture.

                  The Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture, and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

                  It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 shall be fully protected in relying upon, an Opinion of Counsel (which shall not be at the expense of the Trustee) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

                  SECTION 9.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               REDEMPTION OF NOTES

                  SECTION 10.01.  REDEMPTION.

                  (a) In the event that the Seller or the Servicer pursuant to Section 9.1(a) of the Sale and Servicing Agreement purchases the corpus of the Trust, the Notes are subject to redemption in whole, but not in part, on the Payment Date on which such repurchase occurs, for a purchase price equal to the Redemption Price; PROVIDED, HOWEVER, that the Issuer has available funds sufficient to pay the Redemption Price. The Seller, the Servicer or the Issuer shall furnish the Trustee, Owner Trustee, Security Insurer and the Rating Agencies with written notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.01(a), the Servicer or the Issuer shall furnish notice of such election to the Trustee not later than 25 days prior to the Redemption Date, and the Issuer shall deposit with the Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

                  (b) In the event that on the Payment Date on or immediately following the last day of the Funding Period, if the Pre-Funded Amount remaining on deposit in the Pre-Funding Account exceeds $100,000 after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such Redemption Date, each class of Notes will be redeemed in part, on a pro rata basis, in an aggregate principal amount equal to the Class A-1 Prepayment Amount, the Class A-2 Prepayment Amount and the Class A-3 Prepayment Amount, as applicable.

                  If the Pre-Funded Amount at the end of the Pre-Funding Period exceeds $100,000, the Issuer shall also pay to the Holders of each class of Notes, on a pro rata basis, on the Redemption Date the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium and the Class A-3 Prepayment Premium, as applicable; PROVIDED, HOWEVER, that the Issuer's obligation to pay the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium or the Class A-3 Prepayment Premium shall, as set forth in Section 2.4(d) of the Sale and Servicing Agreement, be limited solely to funds which are received by the Issuer from AFL pursuant to Section 6.2 of the Purchase Agreement as liquidated damages for the failure of AFL to deliver Subsequent Receivables and no other assets of the Issuer will be available to pay the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium or the Class A-3 Prepayment Premium, under any circumstances.

                  (c) In the event that the assets of the Trust are sold pursuant to Section 8.2 of the Trust Agreement, the proceeds of such sale shall be distributed as provided in Section 5.06. If amounts are to be paid to Noteholders pursuant to this Section 10.01(c), the Servicer or the Issuer shall, to the extent practicable, furnish written notice of such event to the Trustee and the Owner Trustee not later than 25 days prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

                  SECTION 10.02.  FORM OF REDEMPTION NOTICE.

                  (a) Notice of redemption under Section 10.01(a) shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date with respect to the Payment Date immediately preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

                  All notices of redemption shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price; and

                  (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

                  Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                  (b) Prior notice of redemption under Sections 10.01(b) and 10.01(c) is not required to be given to Noteholders.

                  SECTION 10.03. NOTES PAYABLE ON REDEMPTION DATE. The Notes or portions thereof to be redeemed shall, following notice of redemption (if any) as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01.  COMPLIANCE CERTIFICATES AND OPINIONS, ETC.

                  (a) Upon any application or request by the Issuer to the Trustee or the Indenture Collateral Agent to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee or the Indenture Collateral Agent, as the case may be, and to the Security Insurer if the application or request is made to the Indenture Collateral Agent (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                  (b) (i) Prior to the deposit of any Indenture Collateral or other property or securities with the Indenture Collateral Agent that is to be made the basis for the release of any property subject to the lien created by this Indenture, the Issuer shall, in addition to any obligation imposed in
Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Collateral Agent and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) an Officers' Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Indenture Collateral or other property or securities to be so deposited.

                  (ii) Whenever the Issuer is required to furnish to the Indenture Collateral Agent and the Security Insurer an Officers' Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Collateral Agent and the Security Insurer an Independent Certificate as to the same matters, if the fair value to the Issuer of the property to be so deposited and of all other such property made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any property so deposited, if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

                  (iii) Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien created by this Indenture, the Issuer shall also furnish to the Indenture Collateral Agent and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) an Officers' Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security created by this Indenture in contravention of the provisions hereof.

                  (iv) Whenever the Issuer is required to furnish to the Trustee and the Security Insurer an Officers' Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Collateral Agent and the Security Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien created by this Indenture since the commencement of the then current fiscal year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

                  (v) Notwithstanding any other provision of this Section, the Issuer may, without compliance with the other provisions of this Section (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Related Documents (including as provided in Section 3.1 of the Sale and Servicing Agreement) and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Related Documents.

                  SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                  SECTION 11.03.  ACTS OF NOTEHOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

                  (c)      The ownership of Notes shall be proved by the Note
         Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 11.04. NOTICES, ETC., TO TRUSTEE, ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                  (a) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,

                  (b) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Arcadia Automobile Receivables Trust, 1999-C, in care of Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Trustee by Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee, or

                  (c) the Security Insurer by the Issuer or the Trustee shall be sufficient for any purpose hereunder if in writing and mailed by registered mail or personally delivered or telexed or telecopied to the recipient as follows:

         To the Security Insurer:           Financial Security Assurance Inc.
                                            350 Park Avenue
                                            New York, NY 10022
                                            Attention:  Surveillance Department
                                            Telex No.:  (212) 688-3101
                                            Confirmation:  (212) 826-0100
                                            Telecopy Nos.:  (212) 339-3518 or
                                                            (212) 339-3529

(In each case in which notice or other communication to the Security Insurer refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of the Security Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head -- Financial Guaranty Group "URGENT MATERIAL ENCLOSED.")

                  Notices required to be given to the Rating Agencies by the Issuer, the Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody's, at the following address:
         Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 11.05 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                  SECTION 11.06. ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                  SECTION 11.07. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 11.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 11.09. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.10. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.11. BENEFITS OF INDENTURE. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture so long as no Insurer Default shall have occurred and be continuing. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Security Insurer may disclaim any of its rights and powers under this Indenture (in which case the Indenture Trustee may exercise such right or power hereunder), but not its duties and obligations under the Note Policy, upon delivery of a written notice to the Trustee.

                  SECTION 11.12. LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 11.14. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.15. RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee, and the Security Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee or the Indenture Collateral Agent under this Indenture or the Collateral Agent under the Spread Account Agreement.

                  SECTION 11.16. TRUST OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Trustee or of any successor or assign of the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  SECTION 11.17. NO PETITION. The Trustee and the Indenture Collateral Agent, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Related Documents.

                  SECTION 11.18. INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee or of the Security Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                  SECTION 11.19. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.

                  SECTION 11.20. NO SUBSTANTIVE REVIEW OF COMPLIANCE DOCUMENTS. Other than as set forth in this Agreement, any reports, information or other documents provided to the Indenture Collateral Agent or the Trustee are for purposes only of enabling the sending party to comply with its document delivery requirements hereunder, and such party's receipt of any such information shall not constitute actual or constructive notice of any information contained therein or determinable from any information contained therein, including the Issuer's, the Seller's or the Servicer's compliance with any of its covenants, representations or warranties hereunder.

                  IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                             ARCADIA AUTOMOBILE RECEIVABLES
                             TRUST, 1999-C

                             By WILMINGTON TRUST COMPANY
                                not in its individual capacity but solely as Owner Trustee under the Trust Agreement

                             By /S/ ANITA E. DALLAGO
                                ------------------------------------------
                             Name: Anita E. Dallago
                             Title: Administrative Account Manager


                             NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as
                                      Trustee and Indenture Collateral Agent

                             By /S/ EILEEN R. O'CONNOR
                                ------------------------------------------
                             Name: Eileen R. O'Connor
                             Title: Assistant Vice President